Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121013 and 333-128069), Form S-4 (No. 333-116378) and Form S-8 (Nos. 333-126471, 333-119094, 333-118058, 333-106383, 333-66346 and 333-43612) of our report dated February 9, 2006 relating to the consolidated financial statements, which appears in RITA Medical Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Stonefield Josephson, Inc.

San Francisco, California

March 14, 2006